Exhibit 5.1

March 15, 2024

Porch Group, Inc.

411 1st Avenue S., Suite 501

Seattle, WA 98104

Re:	Registration Statement on Form S-3 filed by Porch Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to Porch Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of one or more of the following securities by the Company (collectively, the “Securities”):

(a)	shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

(b)

shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”), which may be issued as part of a series established pursuant to a certificate of designation filed in the office of the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (a “Certificate of Designation”);

(c)	debt securities of the Company, which may be either senior debt securities or subordinated debt securities (“Debt Securities”);

(d)	depositary shares, each representing a fraction of a share of a particular series of Preferred Stock (“Depositary Shares”);

(e)	warrants representing rights to purchase Common Stock, Preferred Stock, Debt Securities or any of the other Securities (“Warrants”);

(f)	rights to purchase Common Stock, Preferred Stock, Debt Securities or any of the other Securities (the “Rights”);

(g)	purchase contracts for the purchase of Common Stock, Preferred Stock, Debt Securities or any of the other Securities (“Purchase Contracts”); and

(h)	units consisting of any combination of the Securities (“Units”).

In our capacity as counsel to the Company, we have examined the Registration Statement and such documents, records and instruments as we have deemed necessary for the purposes of this opinion. As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraphs 2 through 10 below, the Company and each party thereto, as applicable, will have complied with the terms and conditions of the Indenture, the Deposit Agreement, the Warrant Agreement, the Rights Agreement, the Purchase Contract Agreement or the Unit Agreement, as applicable, including, but not limited to, the creation, authentication and delivery of any officer’s certificate or supplemental indenture to the Indenture; (d) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be; and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on and subject to the foregoing, we are of the opinion that:

1.

With respect to the Common Stock, when the shares of Common Stock have been issued and delivered in accordance with the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.

With respect to Preferred Stock, when (a) the applicable Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

With respect to Debt Securities to be issued under one or more indentures (each, an “Indenture”), when (a) the terms of the Debt Securities have been established in accordance with the Indenture, (b) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (c) the Indenture and the applicable supplement thereto, if any, have been duly authorized and validly executed and delivered by the Company and the trustee thereunder and (d) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will be legal, valid and binding obligations of the Company.

4.

With respect to Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, (c) the applicable Certificate of Designation for the Depositary Shares has been duly filed with the Office of the Secretary of State of the State of Delaware, and (d) the Depositary Shares have been issued and delivered in accordance with the Deposit Agreement and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and non-assessable.

5.

With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Warrants will be legal, valid and binding obligations of the Company.

6.

With respect to Common Stock or Preferred Stock to be issued upon conversion or exercise, as applicable, of the Debt Securities, Preferred Stock or Warrants, when (a) if applicable, the Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities, Preferred Stock or Warrants, as the case may be, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

7.

With respect to Rights, when (a) a rights agreement relating to the Rights (the “Rights Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Rights have been established in accordance with the terms of the Rights Agreement, (c) and such Rights have been executed and delivered in accordance with the Rights Agreement and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Rights will be legal, valid and binding obligations of the Company.

8.

With respect to Purchase Contracts, when (a) a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Purchase Contracts have been established in accordance with the terms of the Purchase Contract Agreement, and (c) such Purchase Contracts have been executed and delivered in accordance with the Purchase Contract Agreement and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Purchase Contracts will be legal, valid and binding obligations of the Company.

9.

With respect to the Units, when (a) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement and (c) the Units have been executed and delivered in accordance with the related Unit Agreement and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Units will be legal, valid and binding obligations of the Company.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)

Our opinions are as of the date hereof, and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)

We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to or after the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)

We do not express any opinions herein concerning any laws other than the laws in their current forms of the States of Delaware and New York and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours

/s/ Perkins Coie LLP

4